Exhibit 99.1
Press Release

GOLDFIELD WINS MAJOR ELECTRICAL CONSTRUCTION MANDATES

MELBOURNE, Florida, December 16, 2019 - The Goldfield Corporation (NYSE American: GV), a leading provider of electrical construction services for the utility industry and industrial customers primarily in the Southeast, mid-Atlantic, and Texas-Southwest regions of the United States, has been awarded two significant contracts to construct new and rebuild transmission lines in Florida. These projects are expected to produce approximately $50 million in revenue through 2021 of which approximately $35 million is expected to be completed during 2020. The projects include transmission, substation and foundation construction services. The work will be performed by the Company’s subsidiaries, C and C Power Line, Inc. and Precision Foundations, Inc.

John H. Sottile, President and Chief Executive Officer of Goldfield commented, “These awards confirm the operating strength of our electrical construction and foundation subsidiaries. In addition, we are experiencing strong improvement in fourth quarter results and anticipate significant growth in revenue and that earnings will more than double when compared to the fourth quarter of 2018.”

About Goldfield

Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast, mid-Atlantic and Texas-Southwest regions of the United States. To a lesser extent, Goldfield is also engaged in real estate operations focused on the development of residential properties on the east coast of Central Florida. For additional information, please visit http://www.goldfieldcorp.com.

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Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:

The Goldfield Corporation

Robert Winters or Josh Littman

Phone: (312) 445-2870

Email: GV@alpha-ir.com